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Exhibit 24b

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John M. Engquist and Leslie S. Magee as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act) to this Registration Statement and to file the same with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons on behalf of H&E Equipment Services, Inc. and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ LAWRENCE C. KARLSON Lawrence C. Karlson	Director	October 14, 2005

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POWER OF ATTORNEY